PROMISSORY NOTE

$ 3,013,586.10	Miami, Florida

FOR VALUE RECEIVED the undersigned, Florida Gaming Centers, Inc., d/b/a Miami Jai-Alai, Inc., d/b/a W.J.A. Realty, Inc., and City National Bank of Florida, a Florida banking corporation; f/k/a City National Bank of Miami, a Florida banking corporation as Trustee under its Land Trust #5003471, dated January 1, 1979 (collectively “Maker”, which term shall include their successors, heirs, legal representatives and permitted assigns), promises to pay to the order of MIAMI-DADE COUNTY, Florida, a political subdivision of the State of Florida, together with any other holder hereof (“Holder” or “Lender”), at 111 NW 1st Street, Miami, Florida 33130, Attention: County Manager, or such other place as Holder may from time to time designate in writing, the principal sum of $ 3,013,586.10, plus interest on the outstanding principal balance at the rate of 7.25 per annum to be paid in lawful money of the United States of America in accordance with the terms of this Promissory Note.

Maker shall pay to Lender monthly installments of principal and interest based upon the loan amortization schedule attached as Exhibit “A”, amortizing the Principal over a fifteen (15) year term with Interest commencing on the first day of April 2009, with the first payment of Principal and Interest commencing on the first day of May 2009. Such monthly payments shall continue until all obligations of Maker under this Note have been paid in full, and all remaining Principal and Interest shall be due and payable on the date which is the last day of the Amortization Period, April 1, 2024. During the Amortization Period, required payments of Principal and Interest on the outstanding principal balance shall be paid monthly.

This Note is secured by a Mortgage and Security Agreement encumbering certain real property located in Miami-Dade County, Florida, dated the date of this Note from Florida Gaming Centers, Inc., d/b/a Miami Jai-Alai, Inc., d/b/a W.J.A. Realty, Inc., and City National Bank of Florida, a Florida banking corporation; f/k/a City National Bank of Miami, a Florida banking corporation as Trustee under its Land Trust #5003471, dated January 1, 1979 in favor of MIAMI-DARE COUNTY. The Mortgage and all other agreements, instruments and documents delivered in connection with it and with this Note are collectively referred to as the “Loan Documents.”

This Note has been executed and delivered in, and is to be governed by and construed under the laws of, the State of Florida, as amended, except as modified by the laws and regulations of the United States of America.

Maker shall have no obligation to pay interest or payments in the nature of interest in excess of the maximum rate of interest allowed to be contracted for by law, as changed from time to time, applicable to this Note (the “Maximum Rate”). Any interest in excess of the Maximum Rate paid by Maker (“Excess Sum”) shall be credited as a payment of principal, or, if Maker so requests in writing, returned to Maker, or, if the indebtedness and other obligations evidenced by this Note have been paid in full, returned to Maker together with interest at the same rate as was paid by Maker during such period. Any Excess Sum credited to Principal shall be credited as of the date paid to Holder. The Maximum Rate varies from time to time and from time to time there may be no specific maximum rate. Holder may, without such action constituting a breach of any obligations to Maker, seek judicial determination of the Maximum. Rate of interest, and its obligation to pay or credit any proposed excess sum to Maker.

The “Default Interest Rate” and, in the event no specific maximum rate is applicable, the Maximum Rate shall be eighteen percent (18%) per annum.

Holder shall have the right to declare the total unpaid balance of this Note to be immediately due and payable in advance of the Maturity Date upon the failure of Maker to pay when due, taking into account applicable grace periods, any payment of Principal or Interest or other amount due under the Loan Documents; or upon the occurrence of an event of default, which is not cured prior to the expiration of any applicable cure periods, pursuant to any other Loan Documents now or hereafter evidencing, securing or guarantying payment of this Note. Exercise of this right shall be without notice to Maker or to any other person liable for payment hereof, notice of such exercise being hereby expressly waived.

Any payment under this Note or the Loan Documents not paid when due (at maturity, upon acceleration or otherwise) taking into account applicable grace periods shall bear interest at the Default Interest Rate from the due date until paid.

Provided Holder has not accelerated this Note, Maker shall pay Holder a late charge of five percent (5%) of any required payment which is not received by Holder within ten (10) days of the due date of said payment. The parties agree that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty.

Time is of the essence. In the event that this Note is collected by law or through attorneys at law, or under their advice, Maker agrees to pay all reasonable costs of collection, including reasonable attorneys’ fees, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors proceedings or otherwise,

This Note may be paid in whole or in part at any time by Maker without penalty. Acceptance of partial payments or payments marked “payment in full” or “in satisfaction” or words to similar effect shall not affect the duty of Maker to pay all obligations due, and shall not affect the right of Holder to pursue all remedies available to it under any Loan Documents.

The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No action or omission of Holder, including specifically any failure to exercise or forbearance in the exercise of any remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent remedy as to a subsequent event.

Any notice to be given or to be served upon any patty in connection with this Note whether required or otherwise, shall be given in writing to the address provided by each at the time this Note is delivered.

The term “other person liable for payment of this Note” shall include any endorser, guarantor, surety or other person now or subsequently primarily or secondarily liable for the payment of this Note, whether by signing this Note or any other instrument.

This is a non-recourse Note. Notwithstanding anything to the contrary, neither the Maker, nor any of its partners, officers or directors in their official capacities shall have any personal liability for the payment of any portion of the indebtedness evidenced by this Note. In the event of a default by the Maker under this Note, the Holder’s sole remedy shall be limited to exercising its rights under this Note and the Loan Documents.

Whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural, and the plural number includes the singular.

Maker and any other person liable for the payment of this Note respectively, (a) expressly waive any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consent that Holder may, from time to time and without notice to any of them or demand, (i) extend, rearrange, renew or postpone any or all payments, and/or (ii) release Maker (or any co-maker) or any other person liable for payment of this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; and (c) agree that Holder, in order to enforce payment of this Note against any of them, shall not be required first to institute any suit or to exhaust any of its remedies against Maker (or any co-maker) or against any other person liable for payment of this Note or to attempt to realize on any collateral for this Note.

Maker agrees to assign any proceeds to the Holder from any contract between Miami-Dade County, its agencies or instrumentalities and the Maker or any firm, corporation, partnership or joint venture in which the Maker has a controlling financial interest in order to secure repayment of the loan. “Controlling financial interest” shall mean ownership, directly or indirectly to ten percent or more of the outstanding capital stock in any corporation or a direct or indirect interest of ten (10) percent or more in a firm, partnership or other business entity.

BY EXECUTING THIS NOTE, MAKER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS AND THE RIGHTS OF ITS HEIRS, ASSIGNS, SUCCESSORS OR PERSONAL REPRESENTATIVES TO A TRIAL BY JURY, IF ANY, IN ANY ACTION, PROCEEDING OR SUIT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND WHETHER ASSERTED BY WAY OF COMPLAINT, ANSWER, CROSSCLAIM, COUNTERCLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE, BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT TO BE EXECUTED IN CONNECTION HEREWITH OR WITH THE INDEBTEDNESS OR THE RENEWAL, MODIFICATION OR EXTENSION OF ANY OF TILE FOREGOING OR ANY FUTURE ADVANCE THEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S EXTENDING CREDIT TO MAKER AND NO WAIVER OR LIMITATION OF LENDER’S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

Maker acknowledges that the above paragraphs have been expressly bargained for by Miami-Dade County, Florida as part of the transaction with Borrower and that, but for Maker’s agreement, Miami—Dade County, Florida would not have agreed to lend the Borrower the principal on the terms and at the Interest Rate.

WHEREFORE, Maker has executed this Note on the _____day of _______, 2009.

Attestation:

Florida Gaming Centers, Inc., a Florida
Corporation, d/b/a Miami Jai-Alai, Inc.,
d/b/a W.J.A. Realty, Inc.

Print Name:
Print Name:
Title: Chairman & CEO of:
Print Name:

STATE OF FLORIDA	)
:SS
COUNTY OF MIAMI-DADE	)

BEFORE ME, the undersigned authority, appeared W. B. Collett, as President of Florida Gaming Centers, Inc., who is personally known to me or who has produced (personally known) as identification, and acknowledged that he/she/they executed the foregoing instrument for the purposes expresses therein and with full corporate authority.

WITNESS my hand and seal in the State and County aforesaid, this 30th day of March 2009.

NOTARY PUBLIC, State of Florida
Print Name: Beatriz Perez
My Commission Expires: September 03, 2011

and
City National Bank of Florida, a Florida
Banking corporation; f/k/a City National
Bank of Miami, a Florida banking
corporation as Trustee under its Land Trust
#5003471, dated January 1, 1979

Printed Name:
Printed Name:

Title:
Printed Name:

STATE OF FLORIDA	)
:SS
COUNTY OF MIAMI-DADE	)

BEFORE ME, the undersigned authority, appeared Douglas V. Helsper, as First Vice President of City National Bank of Florida as Trustee under landd trust #5003471, who is personally known to me, or who has produced _________________________ as identification, and acknowledged that he/she/they executed the foregoing instrument for the purposes expresses therein and with full corporate authority.

WITNESS my hand and seal in the State and County aforesaid, this 27 day of March 2009.

NOTARY PUBLIC, State of Florida'
Print Name: Mayra A. Espinola
My Commission Expires: October 28, 2009